WALGREEN CO.
EXECUTIVE STOCK OPTION PLAN - STOCK OPTION AGREEMENT

Employee (the "Optionee"):  Alan G. McNally
Social Security No.:  «SSN»
Date of Grant:  October 10, 2008
Expiration Date:  October 10, 2018
Number of Shares Optioned:  120,000
Option Price Per Share of Common Stock:  $23.22

This document (referred to below as this “Agreement” or this “Option Agreement”) spells out the terms and conditions of the stock option granted by Walgreen Co., an Illinois corporation (the “Company”), to the individual employee designated above (the “Employee”) pursuant to the Walgreen Co. Executive Stock Option Plan (the “Plan”) on and as of the Date of Grant designated above.  Except as otherwise defined herein, capitalized terms used in this Option Agreement have the respective meanings set forth in the Plan.  The Plan, as in effect on the date of this Option Agreement and as it may be amended from time to time, is incorporated in this Option Agreement by reference, and all rights granted by this Option Agreement are subject to the terms and conditions of the Plan.

1.         Grant of Stock Option.  The Company hereby grants to the Optionee a stock option to purchase all or any part of the Number of Shares set forth above of Common Stock of the Company, par value $.078125 ("Common Stock"), at the Option Price set forth above, which is 100% of the fair market value of such Common Stock on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Option Agreement.  This stock option is intended to be a "non-qualified stock option" and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.         Vesting/Exercise/Expiration.  The Optionee may not exercise the stock option granted prior to the “Vesting Date” defined below, absent action by the Compensation Committee of the Board of Directors to waive or alter such restrictions.  Thereafter, except as hereinafter provided, the Optionee may exercise the stock option granted herein at any time and from time to time until the close of business on the Expiration Date set forth above.  The stock option granted herein may be exercised to purchase any number of whole shares of Common Stock, except that no purchase shall be for less than ten (10) full shares, or the remaining unexercised shares, if less.  This stock option is deemed to be "outstanding" until it has been exercised in full or expired pursuant to the terms of this Option Agreement.  For purposes of this Agreement, the Vesting Date is defined as follows:

One half of the Number of Shares subject to this stock option shall become vested as of the earlier of the date a new Chief Executive Officer begins employment with the Company and the six-month anniversary of the Date of Grant.  If the Optionee continues to serve as Chief Executive Officer beyond the six-month anniversary of the Date of Grant, then the other half of the Number of Shares subject to this stock option shall become vested over the course of the ensuing 12-month period of continued employment as Chief Executive Officer, as follows:  One twelfth of such remaining Number of Shares shall become vested as of the end of each full month following the six-month anniversary of the Date of Grant.  The foregoing is subject to ability of the Committee to waive or accelerate such vesting restrictions as provided above.

3.          Retirement.  If without having fully exercised this stock option, the Optionee retires, then the Optionee's right to exercise this stock option shall terminate upon the earlier of the Expiration Date or a date which is sixty (60) months following the Optionee's retirement.  For purposes of this section, retirement shall be defined as a cessation of employment or Board membership in good standing, and the applicable retirement date shall be defined as the later of the Optionees termination of employment or retirement from the Board of Directors.  Any portion of this stock option that is not vested as of the Optionee’s retirement date shall be forfeited, subject to ability of the Committee to waive or accelerate such vesting restrictions as provided above.

4.         Disability.  If, without having fully exercised this stock option, the Optionee's employment or Board membership with the Company is terminated due to total and permanent disability (as determined by the Compensation Committee of the Board of Directors or its designee), then the Optionee's right to exercise this stock option shall terminate upon the earlier of the Expiration Date or a date which is sixty (60) months following the date of termination of employment or Board membership.  Any portion of this stock option that is not vested at that time shall be forfeited, subject to ability of the Committee to waive or accelerate such vesting restrictions as provided above.

5.         Death.  If, without having fully exercised this stock option, the Optionee shall die while in the employ of the Company or while continuing to serve on the Board of Directors, then this stock option shall be exercisable by the executor or administrator of the Optionee's estate or by such person or persons who shall have acquired the Optionee's rights hereunder by bequest or inheritance or by reason of his death, for a period ending on the earlier of the Expiration Date or sixty (60) months following the date of the Optionee's death.  Any portion of this stock option that is not vested as of the Optionee’s death shall be forfeited, subject to ability of the Committee to waive or accelerate such vesting restrictions as provided above.

6.         Other Termination of Employment.  If, without having fully exercised this stock option, the Optionee ceases to serve as an employee or Board member for reasons other than the Optionee’s retirement (as defined in Section 3 above), death, or total and permanent disability (as defined in Section 4 above), then the Optionee's right to exercise this stock option shall terminate as of the later of the termination of his employment or Board membership, subject to the right of the Compensation Committee of the Board of Directors to extend the exercise period of this stock option.

7.         Disqualifying Termination.  Notwithstanding any other provision of this Option Agreement to the contrary, if without having fully exercised this stock option, the Optionee’s employment with the Company is terminated for Cause, then the Optionee’s rights to exercise this stock option shall terminate immediately.  For purposes of this Option Agreement, “Cause” shall mean: (a) any act or acts of dishonesty committed by the Optionee; or (b) any violation of the policies or procedures of the Company applicable to the Optionee’s employment or job category which is either: (i) grossly negligent; or (ii) willful and deliberate.  The determination of whether the Optionee’s employment has been terminated for Cause shall be within the discretion of the Compensation Committee of the Board of Directors.

8.         Forfeiture of Outstanding Options Following Termination of Employment or Board Membership.  Notwithstanding the remainder of this Option Agreement, the Optionee’s remaining right, if any, to exercise stock options covered by this Option Agreement shall immediately terminate if and when the Optionee violates any post-employment or post-Board membership obligation that he may have to the Company, including but not limited to any non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant.

9.         Limited Transferability.  This stock option is nonassignable and not transferable other than by beneficiary designation, by will or by the laws of descent and distribution.  During the lifetime of the Optionee this stock option and all rights granted hereunder shall be exercisable only by the Optionee.  Notwithstanding the foregoing, transfers by the Optionee of options shall be recognized and given effect if such options are transferred to a grantor trust established pursuant to Sections 674, 675, 676 and 677 of the Internal Revenue Code of 1986, as amended, for the benefit of the Optionee or a person or persons who are members of the Optionee's immediate family (or for the benefit of their descendants); provided that any such transfer has not been disclaimed prior to the exercise of such options by the trustee of such trust, and the trustee of such trust certifies to the Compensation Committee of the Board of Directors or its designee that such transfer occurred without any payment of consideration for such transfer.

10.         Change in Common Stock.  In the event of any change in Common Stock by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting Common Stock, the number of shares of Common Stock subject to this stock option and the Option Price shall be equitably adjusted by the Compensation Committee of the Board of Directors.

11.         Exercise Process.  This stock option may be exercised by giving written notice to Walgreen Co., Attention: Finance Department, Corporate Offices, 200 Wilmot Road, MS 2261, Deerfield, Illinois 60015 (or such other address as may be specified by the Company to the Optionee).  Alternatively, the Company may designate one or more third parties to administer the stock option exercise process and direct the Optionee accordingly.  Such notice (a) shall be signed by the Optionee or (in the event of his death) the Optionee’s legal representative, (b) shall specify the number of full shares then elected to be purchased, and (c) shall be accompanied by payment in full of the Option Price of the shares to be purchased.  Payment may be made in cash or by check payable to the order of the Company, and such payment shall include any tax withholding obligation, as set forth in Section 12 below.  Alternatively, the Company may allow for one or more of the following methods of exercising stock options:

a.          Payment for shares as to which this stock option is being exercised and/or payment of any federal, state, local or other tax withholding obligations may be made by transfer to the Company of shares of Common Stock already owned by the Optionee, or any combination of such shares and cash, having a fair market value determined at the close of business on the date of stock option exercise equal to, but not exceeding, the Option Price and/or the tax withholding obligation, as the case may be.

b.          The Company may also allow for “same day sale” transactions pursuant to which a third party (engaged by the Company or the Optionee) loans funds to the Optionee to enable the Optionee to purchase the shares and pay any tax withholding obligations, and then sells a sufficient number of the exercised shares on behalf of the Optionee to enable the Optionee to repay the loan and any fees.  The remaining shares and/or cash are then issued by the third party to the Optionee.

As promptly as practicable after receipt of such notice and payment (including payment with respect to any tax withholding obligations), the Company shall cause to be issued and delivered to the Optionee or in the event of his death to the Optionee’s legal representative, as the case may be, certificates for the shares of Common Stock so purchased.  Alternatively, such shares may be issued and held in book entry form.

12.         Tax Withholding.  The Company may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any Federal, state, local and other taxes required by law to be withheld with respect to this stock option, including, but not limited to, deducting the amount of any such withholding taxes from the amount to be paid hereunder, whether in Common Stock or in cash, or from any other amount then or thereafter payable to the Optionee, or requiring the Optionee, his beneficiary, or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Compensation Committee of the Board of Directors or its designee deems necessary or desirable to enable the Company to satisfy its withholding obligations.

13.         Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to the shares of Company Common Stock subject to this Option Agreement until such time as the purchase price has been paid and a certificate of stock for such shares has been issued to the Optionee.  Except as provided in Section 10 above, no adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date on which the Optionee becomes the holder of record thereof.  Anything herein to the contrary notwithstanding, if a law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or the Optionee to take any action before shares of Common Stock can be delivered to the Optionee hereunder, then the date of delivery of such shares may be delayed accordingly.

14.         No Guarantee of Employment.  Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Optionee's employment at any time, nor confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries.

15.         Option Plan/Compensation Committee.  This Option Agreement and the rights of the Optionee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee of the Board of Directors may adopt for administration of the Plan.  It is expressly understood that the Compensation Committee is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Option Agreement, all of which shall be binding upon the Optionee.  Any inconsistency between this Option Agreement and the Plan shall be resolved in favor of the Plan.

16.         Governing Law.  Subject to Section 17 below, the stock option covered by this Option Agreement, this Option Agreement and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Internal Revenue Code of 1986, as amended, or any other laws of the United States, shall be governed by and construed in accordance with the laws of the State of Illinois.

17.         Conformity with Applicable Law.  If any provision of this Option Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Option Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

18.         Successors.  This Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder.